EXHIBIT 99.1

Investor Relations contact:
Jeffrey P. Harris
Tel: 415-278-7933
investor_relations@gymboree.com

Media Relations contact:
Mark Mizicko
Tel : 415-278-7503
media_relations@gymboree.com

The Gymboree Corporation Announces First Quarter 2009 Sales

San Francisco, Calif., May 7, 2009 – The Gymboree Corporation (NASDAQ: GYMB) reported net sales from retail operations for the first fiscal quarter ended May 2, 2009, of $228.0 million, a decrease of 5% compared to net sales from retail operations of $238.9 million for the first fiscal quarter of the prior year. Comparable store sales for the fiscal quarter decreased 10%.

“Our promotions during the month, including our quarterly Gymbucks event, performed better than originally expected,” said Matthew McCauley, Chairman and CEO.  “The improved top line performance drove higher margins, and coupled with tight expense controls, allowed us to exceed our most recent earnings outlook.”

Based on better than expected performance during the month, the Company now expects earnings for the first fiscal quarter to be in the range of $0.68 to $0.71 per diluted share.

Management Presentation

For more information about April and first quarter sales, please listen to The Gymboree Corporation’s monthly sales recording by calling the Company’s Investor Relations Hotline at 415-278-7933. The recording will be available Thursday, May 7 at 7:55 a.m. ET through Wednesday, May 13 at 11:59 p.m. PT.

The live broadcast of the discussion of first quarter 2009 financial results will be available to interested parties at 1:30 p.m. PT (4:30 p.m. ET) on Wednesday, May 20, 2009. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on "Our Company" at the bottom of the page, go to "Investor and Media Relations" and then "Conference Calls, Webcasts & Presentations." A replay of the call will be available two hours after the broadcast through midnight PT, Wednesday, May 27, 2009, at 800-642-1687.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of May 2, 2009, the Company operated a total of 901 retail stores: 619 Gymboree® stores (587 in the United States, 30 in Canada and 2 in Puerto Rico), 126 Gymboree Outlet stores, 118 Janie and Jack® shops and 38 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 606 franchised and Company-operated Gymboree Play & Music® centers in the United States and 29 other countries.

Forward-Looking Statements

The foregoing financial information for the first fiscal quarter ended May 2, 2009, is unaudited and subject to quarter-end and year-end adjustment.  The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation’s anticipated sales growth and future financial performance. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could vary materially as a result of a number of factors, including increasing levels of unemployment and consumer debt, extreme volatility in the financial markets, current recessionary economic conditions, customer reactions to new merchandise, service levels and new concepts, success in meeting our delivery targets, the level of our promotional activity, our gross margin achievement, our ability to appropriately manage inventory, general economic conditions, effects of future embargos from countries used to source product, and competitive market conditions. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K for the year-ended January 31, 2009. These forward-looking statements reflect The Gymboree Corporation’s expectations as of May 7, 2009.  The Gymboree Corporation undertakes no obligation to update the information provided herein.

Gymboree and Janie and Jack, Crazy 8 and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

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